UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   February 9, 2006

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure.

On February 13, 2006, Forest Oil Corporation announced it has agreed to acquire producing assets including approximately 26,000 net acres primarily in the Cotton Valley play in East Texas.  Forest will pay approximately $255 million cash for the assets.  The acquisition is scheduled to close on March 31, 2006 and is subject to customary closing conditions and adjustments.

The information furnished pursuant to Item 7.01 in this report on Form 8-K, including the press release filed as Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, unless Forest specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit	Description

99.1	Forest Oil Corporation press release dated February 13, 2006, entitled “Forest Oil Announces $255 Million Acquisition of East Texas Cotton Valley Assets; Adds Another Onshore Growth Engine.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: February 14, 2006	By	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K

Exhibit	Description

99.1	Forest Oil Corporation press release dated February 13, 2006, entitled “Forest Oil Announces $255 Million Acquisition of East Texas Cotton Valley Assets; Adds Another Onshore Growth Engine.”